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EXHIBIT 23.1	CONSENT OF INDEPENDENT ACCOUNTANTS

		We consent to the incorporation by reference in the Registration Statement of Gandalf Technologies Inc. on Form S-8 and related prospectuses for the registration of an additional 1,538,000 of its Common Shares of our report dated May 27, 1994, with respect to the consolidated financial statements of Gandalf Technologies Inc. which are included in its Annual
Report on Form 10-K for the year ended March 31, 1994.

						s/KPMG PEAT MARWICK THORNE
						___________________________
						KPMG PEAT MARWICK THORNE

Ottawa, Canada
August 23, 1994